Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-32044, 333-16077, 333-84384, 333-164015 and 333-189097) of M&T Bank Corporation of our report dated June 25, 2019 relating to the financial statements of M&T Bank Corporation Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Buffalo, New York June 25, 2019

4